UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington DC  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  January 08, 1998



                      Big Sky Transportation Company
          (Exact name of registrant as specified in its charter)



          MONTANA                  1-7991              81-0387503
     (State or other               (Commission         (IRS Employer
     jurisdiction                  file number)        identification
     of incorporation)                                 number)


          1601 Aviation Place, Billings MT             59105
     (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code     (406) 245-9449

___________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 1.   Not Applicable

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

Item 5.   Other Events

Big Sky Transportation Co. dba Big Sky Airlines announces the selection of Kim B. Champney as the company's new President & Chief Executive Officer. Reporting directly to Champney will be the company's Executive VP & COO, Craig Denney and the VP Business Development & Acting CFO, Brent Johnson. Champney also will be a member of the board of directors.

For the past four years, Mr. Champney has been employed by Merlin Express, Inc. of San Antonio, Texas, a wholly-owned subsidiary of Fairchild Aircraft Inc. Merlin operates 37 Fairchild Metroliner aircraft in several areas of the lower U.S., Caribbean, South American, Mexican and Alaskan markets, primarily in express cargo configuration. As Vice President of Business Development at Merlin Express, Champney has been responsible for that company's new business development, customer relations and product pricing, including its recent expansion into passenger operations.

Previously, Mr. Champney was employed by Mohawk Airlines, Empire Airlines Inc., DHL Airways, Inc., Braniff, Inc. and Piedmont Airlines. Positions held during his career included Director of Airline Planning, Chief Financial Officer, Director of Financial Analysis, Treasurer, Controller and Manager of General Accounting. Champney holds a B.S. Degree in Accounting from Rochester Institute of Technology, in Rochester, New York.


Item 6.   Not Applicable

Item 7.   Not Applicable

Item 8.   Not Applicable

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                        BIG SKY TRANSPORTATION CO.
                                        d.b.a BIG SKY AIRLINES

                                        By:/s/ Terry D. Marshall
                                              Terry D. Marshall
                                              President
Dated:  January 9, 1998